BUCHANAN INGERSOLL
                            PROFESSIONAL CORPORATION
                         (Incorporated in Pennsylvania)
                              500 College Road East
                           Princeton, New Jersey 08540



                                                       September 10, 1999

Cognizant Technology Solutions Corporation
500 Glenpointe Centre West
Teaneck, New Jersey  07666

Gentlemen:

     We have acted as counsel to Cognizant Technology Solutions Corporation, a Delaware corporation (the "Company"), in connection with the filing by the Company of a registration statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended, relating to the registration of an aggregate of 1,400,000 shares (the "Shares") of the Company's Class A Common Stock, $.01 par value, of which: (i) 1,000,000 shares of Class A Common Stock are issuable under the Company's 1999 Incentive Compensation Plan (the "Incentive Plan"); and (ii) 400,000 shares of Class A Common Stock are issuable under the Company's Employee Stock Purchase Plan (the "Purchase Plan" and, together with the Incentive Plan, are hereinafter referred to as the "Plans").

     In connection with the Registration Statement, we have examined such corporate records and documents, other documents, and such questions of law as we have deemed necessary or appropriate for purposes of this opinion. On the basis of such examination, it is our opinion that:

     1. The issuance of the Shares in accordance with the terms of the respective Plans has been duly and validly authorized; and

     2. The Shares, when issued, delivered and sold in accordance with the terms of the respective Plans and the stock options, or other instruments authorized by such Plans, granted or to be granted thereunder, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                                Very truly yours,


                                            /s/ Buchanan Ingersoll
                                                Professional Corporation